Exhibit 99.1

                    Stewart Sets Second Quarter Record Highs

    HOUSTON, July 25 /PRNewswire-FirstCall/ -- Stewart Information Services Corporation (NYSE: STC) reported revenues, earnings, earnings per share and title orders at the highest level of any second quarter. Revenues and title orders also set new all-time record highs for any quarter in the history of the company.

    Earnings for the three months ended June 30, 2003 were $41.0 million, or $2.29 per diluted share, compared to $17.7 million, or $.99 per diluted share, for the second quarter of 2002. Revenues in the second quarter increased
39 percent to $565 million from $407 million for the same period last year.

    Title orders in the second quarter of 2003 at an all-time high for any quarter in the company's history and a gain of 83 percent from the same period one year ago. Orders for the month of June 2003 were 94 percent higher than June 2002. This indicates a strong carry-over of business into the third quarter of 2003. Orders per work day are used when making comparisons.

    Total revenue for the first half of 2003 was $1.0 billion, up 33 percent from the same period a year ago. Earnings for the first two quarters totaled $60.9 million, or $3.40 per diluted share, compared to $29.1 million, or $1.62 per share, for the first six months of 2002.

    "Record low interest rates driving refinance activity and record home sales combined to create the best second quarter in the history of the company," said Malcolm S. Morris, chairman and co-chief executive officer. "This has not distracted us, however, from our continuing push in growing the higher-margin commercial title business market share.

    "Stewart's Board of Directors, in light of the reduction in the tax rate payable on dividends received by stockholders effected by the Jobs and Growth Tax Relief Reconciliation Act of 2003, voted to reinstate a cash dividend. This action is intended to enhance the company's long-term value and encourage long-term investment by a diverse stockholder base," added Morris. "The company intends to declare and pay dividends annually. The amount, record date and payment date of the next dividend will be determined by the Board in the fourth quarter of 2003. The amount of the dividend will depend on the company's financial condition and results of operations at that time."

    "We remain focused on continuing growth in market share, increased profitability and improving margins," said Stewart Morris, Jr., president and co-chief executive officer. "We adjust our operations to trends in interest rates, construction and sales levels of real estate. We also refine the manner in which we create and deliver our products and services. As we optimize the use of technology, work process flows are being reviewed and improved in offices across the country to boost productivity, improve accuracy and reduce turn-time and costs.

    "SureClose(R), Stewart's e-delivery and e-commerce transaction management platform, is now installed and running at 266 locations across the country. SureClose provides the Realtor(R), lender, buyer and seller detailed information as to the progress of the transaction. SureClose also provides a dramatic improvement in customer service and results in informed participants and a more seamless real estate transaction process. The critical documents for closing are made available via the Internet in advance," said Morris.

    Stewart Information Services Corporation is a technology driven, strategically competitive, global real estate information company. Stewart provides title insurance and related information services through more than 6,800 issuing locations in the United States and several international markets. Stewart meets the needs of the real estate and mortgage industries through the delivery of information services required for settlement using e-commerce. These services include title reports, flood determinations, document preparation, property reports, background checks and online property auctions. Stewart also supplies post-closing services to lenders, automated county clerk land records, property and land ownership mapping, and GIS for governmental entities. Stewart also provides expertise in tax-deferred exchanges. More information about Stewart can be found at www.stewart.com .

     Stewart Information Services Corporation

                                                        Three months
                                                        ended June 30
                                                     2003           2002

    Revenues                                    $564,692,000   $407,128,000
    Net earnings                                 $41,030,000    $17,711,000
    Average shares - diluted                      17,951,000     17,935,000
    Earnings per share:
      Basic                                            $2.30          $1.00
      Diluted                                          $2.29           $.99

                                                          Six months
                                                        ended June 30
                                                     2003           2002

    Revenues                                  $1,005,616,000  $ 755,102,000
    Net earnings                                 $60,905,000    $29,055,000
    Average shares - diluted                      17,895,000     17,945,000
    Earnings per share:
      Basic                                            $3.42          $1.63
      Diluted                                          $3.40          $1.62

     STEWART INFORMATION SERVICES CORPORATION
     STATEMENTS OF EARNINGS
     (In thousands of dollars, except per share amounts)

                               Three months                Six months
                              ended June 30              ended June 30
                            2003          2002         2003          2002

    Revenues
    Title insurance:
      Direct operations    241,181       152,823      434,474       299,228
      Agency operations    298,836       232,271      522,838       412,543
    Real estate
     information services   19,598        17,206       38,648        33,248
    Investment income        4,535         4,739        9,318         9,642
    Investment gains - net     542            89          338           441
                           564,692       407,128    1,005,616       755,102

    Expenses
    Amounts retained by
     agencies              245,652       188,560      430,401       336,849
    Employee costs         147,178       105,979      279,180       210,544
    Other operating
     expenses               72,599        59,107      139,447       114,311
    Title losses and
     related claims         22,711        16,702       40,667        31,068
    Depreciation             6,168         5,243       12,077        10,628
    Interest                   146           260          361           515
    Minority interests       4,144         2,534        6,482         4,064
                           498,598       378,385      908,615       707,979

    Earnings before taxes   66,094        28,743       97,001        47,123
    Income taxes            25,064        11,032       36,096        18,068
    Net earnings            41,030        17,711       60,905        29,055

    Average number shares
     outstanding (000)      17,951        17,935       17,895        17,945

    Earnings per share
     - diluted                2.29           .99         3.40          1.62

    Segment information:
      Title revenues       545,094       389,922      966,968       721,854
      Title pretax
       earnings             61,520        26,740       89,416        43,682

      REI revenues          19,598        17,206       38,648        33,248
      REI pretax earnings    4,574         2,003        7,585         3,441

    Selected financial
     information (000):
      Cash flow from
       operations           62,373        25,470       84,911        42,585
      Title loss
       payments - net
       of recoveries        12,186        13,342       23,776        23,646
      Other comprehensive
       income - net of
       taxes                 5,770         3,684        6,642         1,354
      Average number
       basic shares         17,833        17,777       17,788        17,793
      Number of title
       orders opened           314           175          577           346

     STEWART INFORMATION SERVICES CORPORATION
     BALANCE SHEETS (condensed)
     (In thousands of dollars)

                                                    June 30      December 31
                                                      2003           2002

    Assets
    Cash and cash equivalents                        168,190        139,156
    Short-term investments                            50,610         50,673
    Investments - statutory reserve funds            350,744        306,501
    Investments - other                               66,470         69,260
    Receivables                                       69,957         69,041
    Property and equipment                            65,762         60,592
    Title plants                                      41,823         40,307
    Goodwill                                          79,366         66,885
    Other assets                                      42,213         39,858
                                                     935,135        842,273

    Liabilities
    Notes payable                                     21,086         14,195
    Accounts payable and accrued liabilities          72,618         82,248
    Estimated title losses                           248,149        230,058
    Deferred income taxes                             16,971         11,284
    Minority interests                                12,156         10,896

    Contingent liabilities and commitments

    Stockholders' equity
    Common and Class B Common Stock and
     additional paid-in capital                      137,943        134,927
    Retained earnings                                414,131        353,226
    Accumulated other comprehensive earnings          15,986          9,344
    Treasury stock                                    (3,905)        (3,905)

    Total stockholders' equity (17,887,000 shares
     outstanding at June 30, 2003)                   564,155        493,592
                                                     935,135        842,273